                          [BIRMINGHAM STEEL CORP LOGO]

                          BIRMINGHAM STEEL CORPORATION
            SIGNS DEFINITIVE AGREEMENT TO SELL CARTERSVILLE OPERATION
                         ------------------------------
              AMERISTEEL TO PURCHASE CARTERSVILLE OPERATING ASSETS

BIRMINGHAM, Ala. (November 14, 2001) - Birmingham Steel Corporation (NYSE:BIR) today announced it has signed a definitive agreement to sell its mini-mill facility in Cartersville, Georgia, to AmeriSteel Corporation, a U.S. subsidiary of Gerdau S.A. (NYSE:GGB) of Rio de Janeiro, Brazil. The terms of the transaction were not disclosed. The Company said the transaction is expected to close prior to December 31, 2001.

The transaction is subject to certain conditions, which include obtaining regulatory approvals and approval by the lenders of Birmingham Steel ("the Company") and Birmingham Southeast, LLC ("BSE, LLC"). The Cartersville operation is part of BSE, LLC, an entity that is 85%-owned by Birmingham Steel and 15%-owned by IVACO, Inc.

John D. Correnti, Chairman and Chief Executive Officer of Birmingham Steel, commented, "Because of current economic conditions in the U.S., we believe the sale of Cartersville is in the best long-term interests of Birmingham Steel and BSE, LLC. The transaction with AmeriSteel will allow Birmingham Steel to significantly reduce outstanding debt and lease obligations and also decrease cash requirements for working capital."

Correnti stated, "Although we have been pleased with the improvements in costs and operating efficiencies during the past year, the Cartersville facility continues to be hampered by prevailing market conditions in the steel industry. Because of the distressed market conditions, Cartersville is currently operating below optimum capacity. Furthermore, we expect business conditions in the steel industry will remain challenging through the first half of 2002."

Under previous management, Birmingham Steel acquired the Cartersville operation in December 1996 and, in 1997, began installation of a rolling mill to produce a wide range of mid-section merchant steel products. Following significant construction cost overruns, an extended operational start-up phase and a change in management for both the Company and the Cartersville operation, the rolling mill reached commercially viable production capability in August 2000. However, coincidental with the completion of start-up operations, a surge in steel imports began a prolonged period of economic decline in the U.S. steel industry that continues today. Correnti said, "We appreciate the efforts of the Cartersville workforce, which has achieved productivity goals and performed admirably during difficult circumstances."

                                     -MORE-

BIR Signs Definitive Agreement to Sell Cartersville Operation
Page 2
November 14, 2001


Correnti noted that the sale of Cartersville will improve the Company's overall financial position and should have a positive impact on future discussions with its lenders. Correnti said the Company is continuing discussions with its lenders regarding the restructuring of debt or extension of certain debt maturities. Correnti said the Company expects to remain in compliance with all covenants pursuant to its debt agreements. "We appreciate the past support of our lenders during very difficult times in the industry, and we will continue to seek their support in the days ahead," said Correnti.

Correnti stated, "We believe the debt reduction and cash improvements that will be realized as a result of the Cartersville sale are positive developments for Birmingham Steel and BSE, LLC. The proposed transaction is consistent with our strategy to return to profitability. Correnti noted that, with the exception of Cartersville, the Company's other core operations were profitable for the past two quarters. "We believe the sale of Cartersville will result in enhanced business and financial opportunities for Birmingham Steel," Correnti concluded.

Birmingham Steel operates in the mini-mill segment of the steel industry. Birmingham Steel's stock is traded on the New York Stock Exchange under the symbol "BIR."

Except for historical information, the matters described in the press release are forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including economic conditions, market demand factors, equipment breakdowns or failures, the Company's continued compliance with its financing arrangements and its principal debt agreements, as well as other risks described from time to time in the Company's periodic and special filings with the Securities and Exchange Commission. Any forward-looking statements contained in this document speak only as of the date hereof, and the Company disclaims any intent or obligation to update such forward-looking statements.

                                     -END-